Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, Trustee

NEWS RELEASE

FOR IMMEDIATE RELEASE

HOUSTON, TEXAS, MAY 14, 2003—SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED March 31, 2003. UNITHOLDERS OF RECORD ON MAY 21, 2003, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $4,239,968.10 OR $0.67301 PER UNIT PAYABLE MAY 30, 2003.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL (BBLS)	GAS (MCF)	OIL ($/BBL)	GAS ($/MCF)
WASSON WILLARD UNIT	12,000	—	$32.28	—
WASSON ODC UNIT	72,100	—	$32.28	—
NET PROFITS ROYALTIES	46,594	333,638	$25.42	$3.78

Contact:
            SANTA FE ENERGY TRUST
            JPMORGAN CHASE BANK, TRUSTEE
            MIKE ULRICH
            700 LAVACA
            AUSTIN, TX 78701
            (512) 479-2562